SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PHOENIX TECHNOLOGIES LTD.

915 Murphy Ranch Road

Milpitas, California 95035

(408) 570-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 6, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd. (“the “Company” or “Phoenix”) will be held at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on March 6, 2006 at 2:00 p.m., Pacific Standard Time, to consider and act upon the following matters:

1.	To elect one (1) Class 1 Director to the Board of Directors of the Company;

2.	To approve the amendment and restatement of the Company’s 2001 Employee Stock Purchase Plan;

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on January 20, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices for a period of ten days before the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Scott C. Taylor
Scott C. Taylor Secretary

January 27, 2006

PROXY STATEMENT

PHOENIX TECHNOLOGIES LTD.

915 Murphy Ranch Road

Milpitas, California 95035

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 6, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the “Company” or “Phoenix”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on March 6, 2006 (the “Meeting”) at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, commencing at 2:00 p.m., Pacific Standard Time, and at any adjournments thereof. All proxies are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The date of this Proxy Statement is January 27, 2006, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

We do not expect any matters not listed in the Proxy Statement to come before the Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the Meeting 50 days before the Meeting.

General Information

Certain Financial Information.    The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 is enclosed with this Proxy Statement.

Voting Securities.    Only stockholders of record as of the close of business on January 20, 2006 (the “Record Date”) will be entitled to vote at the Meeting and any adjournment thereof. As of the Record Date, there were 25,030,619 shares of the Common Stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement and one vote for each director to be elected for each share of Common Stock held. There is no cumulative voting in connection with the election of directors.

Quorum.    The required quorum for transacting business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD” from a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter.

Abstentions.    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for transacting business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker Non-Votes.    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for transacting business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a benefit plan).

Solicitation of Proxies.    The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses. The Company may use the services of its officers, directors and employees to solicit proxies personally or by telephone, facsimile or electronic mail, without additional compensation. The Company has also retained Morrow & Co., Inc. to assist in obtaining proxies for the Meeting from brokers, nominees of stockholders and institutional investors. The estimated fee for such services, which is not contingent upon the outcome of the voting, is $7,500 plus out-of-pocket expenses.

Voting of Proxies.    All shares represented by a valid proxy received prior to the Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s nominee for election at the Meeting to Class 1 of the Board of Directors is Anthony P. Morris (the “Nominee”). Mr. Morris is presently a Class 1 Director of the Company. George C. Huang, currently a Class 1 Director of the Company, has announced his retirement as a Director effective upon the expiration of his current term as a Class 1 Director at the Meeting. The Nominating Committee has initiated a search for potential candidates to fill the vacancy that will be created by Mr. Huang’s resignation, and Mr. Huang will continue to be available to the Company on an as-needed advisory basis while the Nominating Committee conducts its search for qualified candidates. Pursuant to the Company’s Certificate of Incorporation, vacancies may be filled by the vote of a majority of the remaining Directors and any Director so elected will hold office until the next election of the class for which such Director was elected.

The Company expects the Nominee to be available to serve as a Director. If, however, the Nominee is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board of Directors may designate. Proxies may not be voted for more than one nominee.

The Company’s Certificate of Incorporation and Bylaws provide for a classified Board of Directors (the “Board”) currently consisting of two Class 1 Directors (Messrs. Huang and Morris), three Class 2 Directors (Messrs. Dury, Elgamal and Sun) and two Class 3 Directors (Messrs. Sisto and Noling). The Class 1, 2 and 3 Directors serve staggered three-year terms. The Class 1 Director to be elected at the Meeting will be elected to hold office until the Annual Meeting of Stockholders in 2009 and until his successor has been elected and qualified.

Nominees and Other Directors.    The name and age of the Nominee and each director of the Company whose term of office continues after the Meeting, their principal occupations during the past five years and the years they became directors are set forth below. The Nominee is currently serving as a director of the Company.

Director Name	Age	Director Since	Position and Current Offices with the Company
David S. Dury	57	2002	Director
Taher Elgamal	50	2000	Director
Anthony P. Morris	58	1993	Director
Richard M. Noling	56	2005	Director
Albert E. Sisto	56	1999	Director; Chairman; President and Chief Executive Officer
Anthony Sun	53	1998	Director

Mr. Dury was appointed to the Board in October 2002. He is a co-founder and co-owner of Mentor Capital Group, LLC, which provides venture capital and services to start-up companies. Prior to founding Mentor Capital Group in 2000, Mr. Dury served as Senior Vice President and Chief Financial Officer of Aspect Development, Inc. (a supplier of client/server software and reference data products) from 1996 to 2000. From 1992 to 1996, Mr. Dury was Senior Vice President and Chief Financial Officer at NetFrame Systems, Inc. From 1989 to 1992, Mr. Dury was Executive Vice President, Chief Operating Officer and Chief Financial Officer at Boole & Babbage, Inc., and from 1983 to 1989 Mr. Dury served as President, Chief Operating Officer and Chief Financial Officer of Priam Corporation. Mr. Dury also serves on the Board of Directors of Intevac, Inc., and is a director of several privately held companies.

Dr. Elgamal was appointed to the Board in January 2000. He is the Chairman and Chief Executive Officer of Ektasis, Inc. (an internet software provider). From 1998 to 2005, Dr. Elgamal served as served as Co-Chairman of the Board of Directors and Chief Technology Officer of Securify, Inc. (a network security management software provider Dr. Elgamal founded in 1998). Prior to founding Securify, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp. from 1995 to 1998, where he pioneered Internet security technologies. From 1993 to 1995, Dr. Elgamal was Vice President of Advanced Technologies at UKI Electric. From 1991 to 1993, Dr. Elgamal was the Director of Engineering at RSA Security, Inc. where he produced the RSA cryptographic toolkits. Dr. Elgamal also serves on the Boards of Directors of hi/fn, Inc. and Tumbleweed Communications Corp.

Mr. Morris was appointed to the Board in 1993. Mr. Morris is a principal with Morris & Associates, a strategy consulting firm he founded in 1988. Mr. Morris is also a principal in Morris Ventures LLC, a venture capital firm investing in information technology companies, and is a director of several privately held companies.

Mr. Noling was appointed to the Board on September 30 2005. From 2003 to September 2005, Mr. Noling served as the Chief Executive Officer of ThinGap Motor Technologies (a manufacturer of brush and brushless motors utilized in the factory automation, defense, automotive and medical device industry). He served as President, Chief Executive Officer and Chief Financial Officer of Insignia Solutions Inc. (a provider of cross-platform compatibility enterprise solutions) from 1997 to 2003. He currently serves as a director at Insignia Solutions Inc.

Mr. Sisto joined the Company as President and Chief Executive Officer and was appointed to the Board in June 1999. He was formerly Chief Operating Officer of RSA Security, Inc. (which provides solutions for establishing online identities, access rights and privileges for people, applications and devices) from 1997 to 1999. He served as President, Chairman and Chief Executive Officer of DocuMagix from 1994 to 1997. From 1989 to 1994, Mr. Sisto was the President and Chief Executive Officer of PixelCraft, Inc. Mr. Sisto currently serves as a director of hi/fn, Inc. and Validity Sensors Inc.

Mr. Sun was appointed to the Board in 1998. From 1979 to the present, Mr. Sun has been a general partner at Venrock Associates, a venture capital firm. Previously, Mr. Sun was employed by Hewlett Packard, TRW and Caere Corporation. Mr. Sun also serves as a director of Cognex Corporation.

Board Independence

Upon consideration of the criteria and requirements regarding director independence set forth in NASD Rules 4200 and 4350, the Board of Directors has determined that each member of the Board of Directors other than Mr. Sisto and Mr. Dury meets the standards of independence established by the NASD.

Meetings and Committees of the Board of Directors

During the fiscal year ended September 30, 2005 (the “Last Fiscal Year”), the Board of Directors held a total of six regularly scheduled meetings, no special meetings and took additional actions by written consent. During the last fiscal year, each Board member attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served during the Last Fiscal Year.

The Company encourages full attendance of Board members at all annual meetings. None of the Board members, other than Mr. Sisto, attended the annual meeting which took place in the prior calendar year.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The members of the Audit Committee are Messrs. Morris, Noling and Elgamal. Each member of the Audit Committee is “independent” as such term is defined in the NASD Rules and Rule 10A(3) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Mr. Noling serves as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Noling qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and

Exchange Commission. During the Last Fiscal Year, the Audit Committee met nineteen times, and took additional actions by written consent. The responsibilities of the Audit Committee include:

•	overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements;

•	monitoring the integrity of the Company’s financial statements;

•	evaluating the qualifications, independence and performance of the Company’s independent registered public accounting firm; and

•	monitoring and reviewing the performance of the Company’s internal audit function.

For a complete listing of the Audit Committee’s responsibilities, see the Audit Committee Charter attached as Appendix B to the Company’s Proxy Statement dated February 17, 2004 for the Company’s 2004 Annual Meeting of Stockholders. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS”.

Compensation Committee

The members of the Compensation Committee are Messrs. Sun, Elgamal, Morris and Dury. Mr. Morris serves as the Chairman of the Compensation Committee. Each member of the Compensation Committee other than Mr. Dury is “independent” as such term is defined in the NASD Rules. Mr. Dury is not independent under the NASD Rules because his wife received $63,000 from the Company in compensation for consulting services during the twelve month period ended August 31, 2004. However, the Board has determined that the appointment of Mr. Dury to the Compensation Committee is required in the best interests of the Company and its stockholders because of his experience and extensive knowledge regarding executive compensation issues. Mr. Dury’s appointment to the Compensation Committee will expire at the Meeting. During the Last Fiscal Year, the Compensation Committee met five times, and took additional actions by written consent. The responsibilities of the Compensation Committee include:

•	establishing and reviewing the Company’s general compensation policies applicable to the Company’s Chief Executive Officer and other executive officers;

•	reviewing and approving the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of the Company’s Chief Executive Officer and other executive officers;

•	establishing and reviewing on an annual basis, the terms and conditions of employment of the executive officers, including, without limitation, executive perquisites and change of control benefits;

•	administering the Company’s stock-based incentive compensation plans; and

•	reviewing and advising the Board concerning the performance of the Company’s Chief Executive Officer and other executive officers;

For a complete listing of the Compensation Committee’s responsibilities, please refer to the Compensation Committee Charter attached hereto as Appendix B. For additional information concerning the Compensation Committee, see “Compensation Committee Interlocks and Insider Participation” and “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION”.

Nominating Committee

The members of the Nominating Committee are Messrs. Elgamal, Dury and and Noling. Each member of the Nominating Committee other than Mr. Dury is “independent” as such term is defined in the NASD Rules. As described above, Mr. Dury is not independent under the NASD Rules because his wife received $63,000 from the Company in compensation for consulting services during the twelve month period ended August 31, 2004. However, the Board has determined that the appointment of Mr. Dury to the Nominating Committee is required in the best interests of the Company and its stockholders because of his experience and extensive knowledge regarding the Company’s business, strategy and mission, and his ability to evaluate the extent to which a candidate’s background is relevant to the Company’s needs.

The Nominating Committee operates pursuant to a charter approved and adopted by the Board by unanimous written consent. A copy of the Nominating Committee charter was attached as Appendix A to the Company’s Proxy Statement dated February 17, 2004 for the Company’s 2004 Annual Meeting of Stockholders. During the Last Fiscal Year, the Nominating Committee met five times.

The purpose of the Nominating Committee is to establish general qualification guidelines applicable to nominees for election to the Board and to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders. The Nominating Committee identifies individuals qualified to become Board members, including nominees suggested by stockholders, and recommends nominees for appointment or election to the Board. The Nominating Committee does not use specific minimum requirements, but considers several factors to determine whether a director candidate is qualified. These factors include, but are not limited to: (a) the extent of a candidate’s prior experience dealing with financial and auditing issues of a publicly traded company; (b) the existence of significant training and experience at the policy making level in areas of business, government, education and/or technology; (c) specific past concentration in the areas of strategic planning, finance, business law, and management; and (d) the extent to which the candidate’s background is relevant to the Company’s mission, strategy and needs. To date, the Company has not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Nominating Committee seeks to have on the Board at least one financial expert as defined in Item 401(h) of Regulation S-K promulgated by the SEC and believes that the majority of the Board must be composed of independent directors as defined in NASD Rules 4200 and 4350.

The Nominating Committee will consider candidates for director from any source, including director candidates recommended by stockholders. No formal procedures exist for the handling of director candidates recommended by stockholders; however, all candidates recommended by stockholders will be evaluated by the Nominating Committee in the same way and by using the same criteria and general guidelines used for all other candidates. Stockholders may submit director recommendations in writing to the Nominating Committee, c/o the Company’s Chief Executive Officer at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035.

To date, the Company has not received any recommendations for director candidates from any non-management stockholder or group of stockholders that beneficially owns more than five percent of the Company’s voting stock. Each nominee included on this year’s proxy card is an executive officer and/or director standing for re-election.

Stockholder Communications with Directors

The Board of Directors welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director by sending a written communication c/o the Company’s Chief Executive Officer at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035. All communications sent to the Company’s Chief Executive Officer will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed without review by management.

Compensation of Directors

Members of the Board who are not employees of the Company (“Outside Directors”) are entitled to receive an annual retainer of $20,000, a fee of $1,500 for each meeting of the Board of Directors they attend in person and a fee of $1,000 for each telephonic meeting of the Board of Directors that they attend. In addition, members of each Board Committee, other than the Audit Committee, are entitled to receive a fee of $1,000 for each Committee meeting they attend in person and a fee of $500 for each telephonic Committee meeting that they attend. Members of the Audit Committee are entitled to receive a fee of $1,500 for each Audit Committee meeting they attend in person and a fee of $1,000 for each telephonic Audit Committee meeting they attend. Additionally, the Chairman of each Committee, other than the Audit Committee, is entitled to receive an annual retainer of $3,000. The Audit Committee chair person is entitled to receive an annual retainer of $7,500. Outside Directors who reside outside of the local area are also entitled to receive reimbursement of travel expenses.

Outside Directors have received options to purchase Common Stock pursuant to the Company’s 1992, 1994, 1996, 1997, 1998 and 1999 equity incentive plans, and the 1995 Award Software International Inc. Stock Option Plan. Outside Directors currently receive options under the 1999 Stock Plan and the 1999 Director Option Plan. The actual number of shares to be subject to the options granted for Board and committee service is established by the 1999 Director Option Plan. Under the 1999 Director Option Plan, Outside Directors receive an initial grant of 40,000 shares upon their initial appointment to the Board and subsequent annual grants of 15,000 shares. Board member options vest and become exercisable for 100% of the shares on the date of grant and have a term of ten years. During the Last Fiscal Year, the Company granted stock options for 15,000 shares to each of Messrs. Dury, Elgamal, Huang, Morris and Sun and for 40,000 shares to Mr. Noling, in each case having an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

Required Vote

If a quorum is present, Directors shall be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting.

The Board of Directors Recommends a Vote FOR

the Election of Mr. Morris

PROPOSAL NO. 2

APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN,

AS AMENDED AND RESTATED

In November of 2001, the Board of Directors adopted, and the stockholders of the Company subsequently approved, the 2001 Employee Stock Purchase Plan (the “Plan”). As a result of a series of amendments adopted by the Board and subsequently approved by the stockholders, the Company has reserved 750,000 shares of Common Stock for issuance under the Plan. As of January 20, 2006, approximately 676,457 shares had been issued under the Plan and approximately 73,543 shares remained reserved for future issuance. As of January 20, 2006, the fair market value of a share of the Company’s Common Stock was $6.73.

Proposal

On November 1, 2005, the Board of Directors amended and restated the Plan, among other things, to: (a) increase the number of shares reserved under the Plan by 500,000 shares from 750,000 shares to 1,250,000 shares and (b) increase the maximum amount of compensation that a participant may contribute under the Plan through payroll deductions from 10% to 20%, in each case subject to stockholder approval. At the Meeting, the stockholders are being asked to approve the Plan as amended and restated.

Summary of the 2001 Employee Stock Purchase Plan, as Amended and Restated

General.    The purpose of the Plan is to offer eligible employees the opportunity to acquire a stock ownership interest in the Company through the purchase of Common Stock at a discount by means of periodic after-tax payroll deductions. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration.    The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board (the “Administrator”). At the present time, the Plan is administered by the Compensation Committee. All questions of interpretation or application of the Plan are determined by the Administrator.

Offering Periods.    Offering periods under the Plan (each, an “Offering Period”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. In addition, Offering Periods shall be concurrent and commence each June 1 and December 1 of each calendar year or at such other time or times as may be determined by the Administrator. The first business day of an Offering Period is referred to as the “Offering Date.” Until determined otherwise by the Administrator, each Offering Period shall consist of four (4) six-month purchase periods (individually, a “Purchase Period”) during which payroll deductions of participating employees are accumulated under the Plan. The last date of each applicable Purchase Period is referred to as the “Purchase Date.” The Plan also provides that if on any Purchase Date during an Offering Period the fair market value of the Common Stock is lower than the fair market value of the Common Stock on the applicable Offering Date, then, following the purchase of shares, the Offering Period would terminate and participants in the terminated Offering Period would be enrolled automatically in a new Offering Period that would start on the first business day immediately following the Purchase Date.

Eligibility and Participation.    Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of an Offering Date are eligible to participate in the related Offering Period under the Plan, subject to certain limitations imposed by Section 423(b) of the Code and the Plan. For example, no employee shall be granted an option under the Plan if immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries. In addition, the Plan provides that, at the discretion of the Board of Directors, certain executive officers of the Company may be excluded from participating in an Offering Period. An eligible employee will only be permitted to participate in one Offering Period at a time. As of January 20, 2006, approximately 426 employees (including officers and employee directors) were eligible to participate in the Plan.

Eligible employees become participants in the Plan by submitting an enrollment form authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the enrollment form has been set by the Administrator. Once a participant enrolls in an Offering Period under the Plan, such participant will automatically be enrolled in subsequent Offering Periods unless the participant withdraws from the then-current Offering Period. Payroll deductions shall commence on the first payroll following the Offering Date and shall continue until the participant withdraws from the Offering Period to which the enrollment form is applicable or any subsequent Offering Period in which the participant is participating.

Grant and Exercise of Option.    At the beginning of an Offering Period, each participant is granted an option to purchase up to that number of shares in each Purchase Period determined by dividing such participant’s payroll deductions accumulated during the Purchase Period and retained in the participant’s account as of the end of the Purchase Period by the lower of (i) 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) 85% of the fair market value of a share of the Company’s Common Stock on the applicable Purchase Date; provided that in no event shall a participant be permitted (A) to purchase stock under the Plan at a rate which, when aggregated with such participant’s rights to purchase stock under all other employee stock purchase plans of the Company and its subsidiaries, exceeds $25,000 in fair market value of such stock (determined as of the Offering Date) for each calendar year in which such option is outstanding at any time or (B) to purchase more than 2,000 shares of the Company’s Common Stock on any Purchase Date. In addition, the Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of remaining available shares in the Plan.

Unless an employee withdraws his or her participation in the Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of a Purchase Period, the employee’s option for the purchase of shares will be exercised automatically at the end of the Purchase Period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

During his or her lifetime, a participant’s option to purchase shares under the Plan is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.

Purchase Price.    The purchase price per share at which shares are sold to participating employees under the Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, and (ii) 85% of the fair market value of a share of Common Stock on the applicable Purchase Date. The fair market value of a share of Common Stock on a given date shall be either the closing price of the Common Stock on the NASDAQ National Market System on the applicable date or the average closing price of the Common Stock over the number of consecutive trading days preceding such date as determined by the Board of Directors.

Payroll Deductions.    The purchase price of the shares to be acquired under the Plan is accumulated by after-tax payroll deductions during each Purchase Period. The deductions may not be more than 20% (designated in increments of not less than 1%) of a participant’s compensation during a Purchase Period (or may be based on a specific dollar amount not less than $5 per pay period and not more than 20% of a participant’s compensation). A participant may terminate his or her participation in the Plan, may increase or decrease his or her rate of payroll deductions one time each during a Purchase Period, and may reduce his or her rate of payroll deductions to 0% once during a Purchase Period, which will not be deemed a withdrawal from the Offering Period or the Plan. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall continue until his or her withdrawal from an Offering Period or his or her participation terminates as provided in the Plan.

Termination of Employment.    Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week and more than five (5) months in any calendar year during the applicable Offering Period, cancels his or her option and his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned (without interest) to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, in the event any change is made in the Company’s capitalization in the middle of an Offering Period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Plan.

In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors elects to shorten the Offering Period then in progress by setting a new Purchase Date and notifying the optionees of the change in their Purchase Date.

Amendment and Termination of the Plan.    The Board of Directors may at any time amend or terminate the Plan without the approval of the stockholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Plan without approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Plan or change the class of employees eligible to participate in the Plan.

The Plan shall expire in 2011 unless sooner terminated by the Board of Directors, provided that any options then outstanding under the Plan shall remain outstanding until they expire by their terms.

Plan Benefits.    The following table sets forth information as of January 20, 2006 with respect to the number of shares purchased under the Plan since its adoption and the weighted average purchase price for such shares for (i) the Chief Executive Officer and each executive officer included in the Summary Compensation Table in the “EXECUTIVE COMPENSATION” section of this Proxy Statement, (ii) all current executive officers as a group, and (iii) all employees (including all current officers who are not executive officers) as a group. Directors and nominees for director who are not executive officers or employees of the Company and consultants are not eligible to participate in the Plan. No person has received more than 5% of the total number of shares purchased under the Plan.

Name of Individual or Group	Number of Shares Purchased under the Plan	Weighted Average Purchase Price Per Share
Albert E. Sisto	0	N/A
W. Curtis Francis	0	N/A
David L. Gibbs	2,230	$6.07
Randall C. Bolten*	0	N/A
Ramesh Kesanupalli	0	N/A
All current executive officers as a group (6 persons*)	8,683	$5.48
Associates of Directors, Executive Officers and Nominees	0	N/A
All employees (including all current officers who are not executive officers) as a group (418 persons)	667,774	$5.35

*	Mr. Bolten resigned as the Company’s Senior Vice President and Chief Financial Officer effective as of January 10, 2006.

Tax Information

The Plan and the options granted under the Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two (2) years after the beginning of the Offering Period and at least one (1) year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the Offering Date over the purchase price (determined as of the Offering Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Purchase Date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Purchase Date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of options under the Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 2.

The Board of Directors Recommends a Vote FOR

Approval of the 2001 Employee Stock Purchase Plan, as Amended and Restated

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to continue to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. The Company is asking stockholders to ratify this appointment. If ratification by the stockholders of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not obtained, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 3.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 20, 2006, with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and each executive officer included in the Summary Compensation Table in the “EXECUTIVE COMPENSATION” section (collectively, the “Named Executive Officers”), and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Phoenix Technologies Ltd., 915 Murphy Ranch Road, Milpitas, California 95035. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
The TCW Group, Inc.(2) 865 South Figueroa Street Los Angeles, CA 90017	1,312,751	5.2%
Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, NY 10019	1,257,800	5.0%
The Clark Estates, Inc.(4) One Rockefeller Plaza, 31st Floor New York, NY 10020	1,257,635	5.0%
George C. Huang(5)	856,039	3.4%
Albert E. Sisto(6)	809,454	3.1%
David L. Gibbs(7)	288,421	1.1%
W. Curtis Francis(8)	257,864	1.0%
Anthony Sun(9)	178,600	*
Randall C. Bolten(10)	151,535	*
Anthony Morris(11)	135,000	*
Taher Elgamal(12)	115,000	*
Dave Dury(13)	85,000	*
Ramesh Kesanupalli(14)	57,751	*
Richard Noling(15)	40,000	*
All current directors and executive officers as a group (12 persons)(16)	3,010,648	11.0%

*	Ownership is less than 1%
(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after January 20, 2006, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Based on information contained in a Schedule 13G/A filed on July 10, 2005 with the Securities and Exchange Commission by The TCW Group, Inc. on behalf of itself and other relevant subsidiaries named therein (“TCW”). According to the Schedule 13G/A, TCW is primarily engaged in the provision of investment management services and shares dispositive power with respect to all of the reported shares and shares voting power with respect to 1,159,929 shares.
(3)	Based on information contained in a Schedule 13G filed on February 2, 2005 with the Securities and Exchange Commission by Royce & Associates, LLC. According to the Schedule 13G, Royce & Associates is a registered investment advisor and has sole voting and dispositive power with respect to all of the reported shares.

(4)	Based on information contained in a Schedule 13G/A filed on February 11, 2005 with the Securities and Exchange Commission by The Clark Estates, Inc. According to the Schedule 13G/A, The Clark Estates has sole voting and dispositive power with respect to all of the reported shares.
(5)	Consists of (i) 4,608 shares owned by Dr. Huang; (ii)171,884 shares held by the George C. Huang and Margaret J. Huang Charitable Foundation, (iii) 330,422 shares held by the Huang Living Trust, and (iv) 349,125 shares as to which Dr. Huang could acquire beneficial ownership at or within 60 days after January 20, 2006.
(6)	Consists of 60,000 shares owned by Mr. Sisto, and 749,454 shares as to which Mr. Sisto could acquire beneficial ownership at or within 60 days after January 20, 2006.
(7)	Consists of 13,230 shares owned by Mr. Gibbs, and 275,191 shares as to which Mr. Gibbs could acquire beneficial ownership at or within 60 days after January 20, 2006.
(8)	Consists of 10,000 shares owned by Mr. Francis, and 247,864 shares as to which Mr. Francis could acquire beneficial ownership at or within 60 days after January 20, 2006.
(9)	Includes 32,975 shares owned by Mr. Sun, and 145,625 shares as to which Mr. Sun could acquire beneficial ownership at or within 60 days after January 20, 2006.
(10)	Consists 151,535 shares as to which Mr. Bolten could acquire beneficial ownership at or within 60 days after January 20, 2006.
(11)	Consists of (i) 12,000 shares owned by Mr. Morris, (ii) 5,000 shares held in a custodial account by his spouse for his minor daughters, and 118,000 shares as to which Mr. Morris could acquire beneficial ownership at or within 60 days after January 20, 2006.
(12)	Consists of 115,000 shares as to which Mr. Elgamal could acquire beneficial ownership at or within 60 days after January 20, 2006.
(13)	Consists of 85,000 shares as to which Mr. Dury could acquire beneficial ownership at or within 60 days after January 20, 2006.
(14)	Consists of 57,571 shares as to which Mr., Kesanupalli could acquire beneficial ownership at or within 60 days after January 20, 2006.
(15)	Consists of 40,000 shares as to which Mr. Noling could acquire beneficial ownership at or within 60 days after January 20, 2006.
(16)	Includes 2,367,077 shares issuable upon exercise of outstanding options exercisable within 60 days of January 20, 2006, and includes shares owned and shares issuable upon exercise of outstanding options exercisable within 60 days of January 20, 2006 held by Randall Bolten, who resigned as the Company’s Senior Vice President and Chief Financial Officer effective as of January 10, 2006.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of (i) the Chief Executive Officer of the Company, and (ii) the four other most highly compensated executive officers of the Company (based on salary plus bonus for the Last Fiscal Year) who were serving as such at the end of the Last Fiscal Year:

Summary Compensation Table

Name and Principal Position	Annual Compensation						Long Term Compensation		All Other Compensation ($)
	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)(1)	Securities Underlying Options (#)
Albert E. Sisto Chairman, President and Chief Executive Officer	2005 2004 2003	400,000 400,000 400,000		193,984 80,000 37,800	— 8,505 9,359	(2) (2)	— — 107,600	155,248 50,000 —	— — —

Curtis Francis Sr. Vice President, Corporate Strategy and Development Division	2005 2004 2003	260,000 260,000 260,000		89,958 39,000 24,960	— — —		— — 53,800	50,356 21,000 —	3,000 3,000 3,000	(4) (4) (4)

David L. Gibbs Sr. Vice President & General Manager, Worldwide Field Operations Division	2005 2004 2003	260,000 300,135 260,000	(3)	89,763 48,750 28,080	— — —		— — 53,800	151,128 21,000 —	— — 3,000	(4)

Randall C. Bolten Sr. Vice President, Finance and Administration & Chief Financial Officer	2005 2004 2003	260,000 260,000 62,046		83,356 32,500 —	— — —		— — —	51,140 — 225,000	3,000 3,000 2,792	(4) (4) (4)

Ramesh Kesanupalli Sr. Vice President and General Manager, Worldwide Product Operations Division	2005 2004	238,167 52,273		41,444 —	— —		— —	172,000 —	3,648 —	(4)

(1)	The sums noted in this column relate to restricted stock grants in the following amounts: Mr. Sisto-20,000 shares, Mr. Francis-10,000 shares and Mr. Gibbs-10,000 shares. The dollar values in this column are based on the closing market price on December 10, 2002 ($6.38), the date of grant of the restricted stock less the purchase price paid by the executive for the restricted stock ($1.00 per share). The dollar value of all restricted stock held by each Named Executive Officer as of the end of the Last Fiscal Year, based on the closing market price on the last day of the Last Fiscal Year ($7.53) less the purchase price paid by the executive for the restricted stock ($1.00 per share) was as follows: Mr. Sisto-$130,600 (20,000 shares), Mr. Francis-$65,300 (10,000 shares) and Mr. Gibbs-$65,300 (10,000 shares). No dividends are payable with respect to the restricted stock, and no shares will vest in less than 3 years from the grant date (50% of the grants will vest on December 10, 2006 and 50% of the grants will vest on December 10, 2007).
(2)	Consists of the sum contributed by the Company to the named individual for income tax return preparation services.
(3)	Includes $40,135 paid to Mr. Gibbs as commissions pursuant to one of the Company’s sales commission plans.
(4)	Includes the sum contributed by the Company to the named individual’s 401(k) account.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information regarding the stock options granted to each of the Named Executive Officers under the Company’s stock option plans during the Last Fiscal Year. None of the Named Executive Officers received an award of stock appreciation rights during the Last Fiscal Year.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price(2)		Expiration Date	Potential Realizable Value(3)
Name						@ 5%		@ 10%
Albert E. Sisto	10,248 145,000	0.50 7.11	$ $	7.33 7.20	11/12/2014 09/09/2015	$ $	47,241 656,566	$ $	119,718 1,663,867
W. Curtis Francis	2,856 22,500 25,000	0.14 1.10 1.23	$ $ $	7.33 8.02 7.20	11/12/2014 11/29/2014 09/09/2015	$ $ $	13,166 113,484 113,201	$ $ $	33,364 287,591 286,874
David L. Gibbs	3,928 100,000 47,200	0.19 4.91 2.32	$ $ $	7.33 8.02 7.20	11/12/2014 11/29/2014 09/09/2015	$ $ $	18,107 504,373 213,724	$ $ $	45,887 1,278,181 541,617
Randall C. Bolten	3,640 37,500 10,000	0.18 1.84 0.49	$ $ $	7.33 8.02 7.20	11/12/2014 11/29/2014 09/09/2015	$ $ $	16,780 189,140 45,280	$ $ $	42,523 479,317 114,750
Ramesh Kesanupalli	100,000 40,000 32,000	4.91 1.96 1.57	$ $ $	7.33 8.13 7.20	11/12/2014 05/04/2015 09/09/2015	$ $ $	460,980 204,517 144,897	$ $ $	1,168,213 518,285 367,198

(1)	These stock options vest and become exercisable over a period of four years from the date of grant.
(2)	All options were granted at fair market value on the date of grant. The exercise price may be paid in cash, in shares of the Company’s Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.
(3)	These columns reflect the potential realizable value of each grant assuming the market value of the Company’s stock appreciates at 5% and 10% annually from the date of grant over the term of the option. Realizable values are reported net of the option exercise price. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

With Respect to Option Grants by the Company

The following table provides summary information regarding options to purchase the Company’s common stock that were exercised by the Named Executive Officers during the Last Fiscal Year and the number and value of unexercised in-the-money options held by the Named Executive Officers at September 30, 2005. The closing price per share of the Company’s common stock on September 30, 2005 was $7.53.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY End (#)(2)		Value of Unexercised In-the-Money Options at FY End ($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert E. Sisto	0	0.00	749,391	185,857	225,728	49,771
W. Curtis Francis	0	0.00	221,712	78,644	0	38,865
David L. Gibbs	0	0.00	243,122	158,006	30,129	16,312
Randall C. Bolten	0	0.00	129,134	147,006	307,591	243,187
Ramesh Kesanupalli	0	0.00	21,251	190,749	8,001	44,159

(1)	These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.
(2)	These options were granted on various dates during fiscal years 1999 through 2005.
(3)	These amounts represent the difference between the exercise price of the stock options and the closing price of $7.53 of Phoenix Common Stock on September 30, 2005 for all options held by each Named Executive Officer.

Equity Compensation Plan Information (1)

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 30, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)
Equity compensation plans approved by security holders	5,644,109	$8.63	1,384,489
Equity compensation plans not approved by security holders(2)	593,992	$9.30	365,413

Total	6,238,101	$8.69	1,749,902

(1)	This table does not include information regarding outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally established those plans. As of September 30, 2005, a total of 359,179 shares of the Company’s Common Stock could be issued upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $7.02 per share. No additional options may be granted under the assumed plans.
(2)	See the description below of the material features of the two equity compensation plans not approved by security holders that correlate with the numbers listed in the table.

1997 Non-statutory Stock Option Plan

The Company’s 1997 Non-statutory Stock Option Plan (the “1997 Plan”) is the only equity compensation plan that has not been approved by the stockholders and under which additional options of the Company’s Common Stock may be granted. The Board of Directors adopted the 1997 Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and to promote the success of the Company’s business. Officers and directors of the Company are not eligible to receive option grants under the 1997 Plan. The term of the 1997 Plan is ten years.

The Board of Directors has reserved 1,317,576 shares of Common Stock for issuance under the 1997 Plan. As of January 20, 2006, 373,330 shares of Common Stock had been issued upon exercise of options granted under the 1997 Plan, options to purchase 555,114 shares were outstanding and 389,132 shares remained available for future grant. Options granted under the Plan are non-statutory stock options that are not intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1997 Plan is administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator determines the exercise price of options at the time the options are granted, when options become exercisable, and the acceptable form of consideration for exercising an option. Options granted under the 1997 Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Senior Management Nonqualified Stock Option Plan

The Board of Directors adopted the Company’s Senior Management Nonqualified Stock Option Plan (the “1987 Plan”) in 1987. The 1987 Plan has not been approved by the Company’s stockholders. The term of the 1987 Plan was ten years; therefore, no additional options may be granted under the 1987 Plan. Officers (and directors that also served as officers) were eligible to receive options grants under the 1987 Plan. As of January 20, 2006, options to purchase 10,150 shares of Common Stock were outstanding under the 1987 Plan.

Employment Contracts and Termination of Employment and

Change-In-Control Arrangements

The Company has entered into severance/change-in-control agreements with Messrs. Sisto, Gibbs, Francis, Kesanupalli, and Bolten in order to assure the Company of the continued services of these executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. The term of the agreement with each of the executives other than Mr. Bolten is three years. Mr. Bolten’s agreement will continue until all obligations of the parties have been satisfied.

The agreement for Mr. Sisto provides that in the event of the termination of his employment by the Company, for any reason other than “termination for cause”, death, disability or a “change-in-control”, or if Mr. Sisto terminates his employment for “good reason,” the Company will continue to pay him for an initial severance period of two years following such termination. The agreement for Mr. Gibbs provides that in the event of the termination of his employment by the Company, for any reason other than “termination for cause”, death, disability or a “change-in-control”, or if Mr. Gibbs terminates his employment for good reason, the Company will continue to pay him for an initial severance period of one year following such termination. The agreements with Mr. Francis, Mr. Kesanupalli and Mr. Bolten provide that the Company will continue to pay them for an initial severance period of six months following their termination for any reason other than “termination for cause”, death, disability or a “change-in-control”, or, in the case of Mr. Francis and Mr. Kesanupalli, if they terminate their employment for “good reason,”.

The severance amount is equal to the executive’s salary at the annual rate then in effect. The agreement with Mr. Gibbs provides that he may receive up to six months additional severance at the same rate if he has not been

“re-employed” at the end of the initial severance period. The additional severance for Mr. Gibbs will cease when he is re-employed. The agreements with Mr. Sisto, Mr. Francis, Mr. Kesanupalli and Mr. Bolten do not provide for any payment after the initial severance period.

The Company will also provide each executive, other than Mr. Sisto and Mr. Bolten, with his then-current medical, dental and vision benefits for a period of six months following termination of employment. The Company will provide Mr. Sisto with his then-current medical, dental and vision benefits for a period of eighteen months following his termination of employment, and Mr. Bolten will receive his current health, dental, life and accidental death and dismemberment insurance benefits for a period of six months following his termination of employment.

Each of the agreements also contains a covenant not-to-compete and a covenant not to solicit employees of the Company. For each of the executives, other than Mr. Sisto and Mr. Bolten, the covenant not-to-compete and covenant not to solicit employees of the Company shall apply until twelve months after such executive ceases to be employed by the Company. For Mr. Sisto, the covenant not-to-compete and covenant not to solicit employees of the Company shall apply until twenty-four months after his employment with the Company terminates, and for Mr. Bolten, such covenants shall apply until 18 months after the termination of his employment with the Company.

In the event of the termination of the executive’s employment within two months prior to or twelve months following a “change-in-control” of the Company, and such termination is (i) by the Company for any reason other than “termination for cause” or (ii) by the executive for “good reason”, the Company will pay the executive severance and benefits as summarized above. In addition, for each of the executives, other than Mr. Sisto and Mr. Bolten, 50% of such executive’s unvested stock options and restricted stock will vest immediately upon termination. For Mr. Sisto, 100% of his unvested stock options and restricted stock will vest immediately upon termination.

If any of the payments to the affected executive are considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Membership and Role of the Compensation Committee

The primary role of the Compensation Committee of the Board of Directors (the “Compensation Committee”) is to oversee the Company’s compensation plans and policies, annually review and determine all executive officers’ compensation, and administer the Company’s cash and equity incentive plans (including reviewing and approving equity awards to Company executive officers). The Compensation Committee operates under a written charter adopted by the Board and acts at scheduled times during the year (in formal meetings or by written consent). The Compensation Committee and Board periodically review and revise the Committee’s charter. The Committee Chairman reports on Compensation Committee actions and recommendations at Board meetings. The Company’s legal and human resource departments support the Compensation Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. In addition, the Compensation Committee has engaged outside advisors for independent assistance. During the Last Fiscal Year, the Compensation Committee engaged the services of an outside consultant in connection with its work on executive compensation matters.

The Compensation Committee consists of Mr. Elgamal, Mr. Morris (Chairman), Mr. Sun and Mr. Dury. Each member of the Compensation Committee other than Mr. Dury is “independent” as such term is defined in the NASD Rules. Mr. Dury is not independent under the NASD Rules because his wife received $63,000 from the Company in compensation for consulting services during the twelve month period ending August 31, 2004.

Notwithstanding the foregoing, the Board determined that the appointment of Mr. Dury to the Compensation Committee was in the best interests of the Company and its stockholders due to his experience and extensive knowledge regarding executive compensation issues.

Compensation Philosophy and Objectives

The Compensation Committee’s general philosophy is that executive compensation levels should be based upon an evaluation of the performance of the Company and its officers in absolute terms, as well as in comparison to persons with comparable responsibilities in similar business enterprises. The Company’s overall compensation program emphasizes variable compensation elements with direct links to Company financial and individual performance. The Compensation Committee has determined, as a matter of principle to be implemented over time, that while the components of each executive’s total direct compensation (including base salary, annual cash incentives and long-term equity incentives) may vary from executive to executive, aggregate total direct compensation will be positioned to approximate the 60th percentile of the total direct compensation provided by companies the Company has established as its “peer group.” For these purposes, the Company’s peer group is reviewed and determined by the Compensation Committee to reflect software-industry companies and direct labor market competitors considered by the Compensation Committee to be comparable to the Company in certain areas, including annual revenue, headcount and other key financial metrics. The Compensation Committee reserves the right to set compensation below or above this level in appropriate circumstances. These compensation principles are intended to enable the Company to attract, retain and motivate its key executives, to reward executives appropriately for their contribution to the attainment of key strategic objectives, and to align the interests of executives and stockholders through equity-based plans and performance measures.

Compensation Methodology

The Compensation Committee’s review of the Company’s executive compensation programs and practices includes an analysis of all elements of compensation, including base and variable cash compensation and equity grants for each of the Company’s executive officers. The Compensation Committee reviews these compensation components separately and in the aggregate. When establishing executive officer compensation, the Compensation Committee reviews peer and general market data (including reports of its executive compensation consultant), assesses the Company’s competitive position, and considers: (1) the Company’s financial performance during the past fiscal year, (2) the executive’s performance during the past fiscal year, (3) the retention value of existing, unvested equity awards held by the executive and (4) the current economic climate. Compensation amounts are established by the Compensation Committee based upon its consideration of the above comparative data, its evaluation of Company and individual performance and the Compensation Committee’s policy relating to total direct compensation. For the Last Fiscal Year, average total direct compensation for the Company’s executive officers approximated the 60th percentile of peer group practices.

Components of Executive Compensation

The Company’s executive compensation program generally combines the following three components: base salary; annual bonus; and long-term incentive compensation, which historically has consisted of stock options and select restricted stock grants to key executives. Each component of the Company’s executive compensation program serves a specific purpose in meeting its objectives and is described more fully below.

Base Salary

The Compensation Committee annually reviews the salaries of Company executives. As is typical for most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets. When setting base salary levels, the Compensation Committee considers (1) competitive market conditions for executive compensation, (2) Company performance and (3) the individual’s performance, role and responsibilities. In the past, salaries for certain officers have been frozen once they have achieved market levels.

Annual Bonus

The Company’s annual executive incentive program (the “Executive Incentive Program”) is a cash-based pay-for-performance program that the Company first implemented in its fiscal year 2004. The program’s purpose is to motivate and reward eligible employees for their contributions to the Company’s performance by making a greater portion of their total potential cash compensation dependent upon the Company’s annual financial performance. All of the Company’s Named Executive Officers were eligible for bonuses under the Executive Incentive Program during the Last Fiscal Year, with target bonuses ranging from 33% to 45% of total potential cash compensation. The incentive program measures the Company’s performance in three primary areas: total revenue, operating profit, and revenue mix by product line. Under this program, the Compensation Committee works with Company management to set annual goals for each area of achievement, the formulas used for determining the percentage of achievement in each area and the weighting of each component. Performance against these measures, together with individual performance, determines the incentive-based cash compensation paid to Company executive officers, including the Chief Executive Officer. Eighty percent (80%) of the payout under the Executive Incentive Program is based upon Company performance, while twenty percent (20%) is based on an assessment by the Compensation Committee (and in certain cases, senior management) of individual performance.

Long-Term Incentives

The Compensation Committee believes that stock options (1) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. Annual stock option grants for executives and occasional restricted stock grants are key elements of the Company’s market-competitive total direct compensation approach. During the Last Fiscal Year, the Compensation Committee approved annual stock option grants for the Company’s executive officers that generally vest over a period of four years and expire ten years from the date of grant. The Compensation Committee based individual grant amounts on factors such as the relative job scope, expected future contributions to the growth and development of the Company and the retention value of each executive’s previously granted and unvested equity awards. Subject to consideration of each executive officer’s performance, the Compensation Committee generally seeks to make annual stock option grants to each of the Company’s executive officers such that the aggregate value of all unvested stock options held by each executive officer as of the grant determination date, including the newly granted options, equals a set multiple of the executive’s annual base salary. For the Chief Executive Officer, this multiple is four, and for the other executive officers, this multiple is two.

The Compensation Committee monitors general corporate and industry trends and practices and may in the future, for competitive or other reasons (such as recent changes in accounting rules or share limitations in the Company’s equity incentive plans), use other equity incentive vehicles in place of, or in combination with, time-based stock options and restricted stock. The Compensation Committee continues to manage the Company’s stock option and restricted stock issuances and perform comprehensive reviews of the Company’s equity compensation programs to ensure their continued effectiveness.

Compensation of Chief Executive Officer during the Last Fiscal Year

The Compensation Committee is responsible for establishing the corporate goals and objectives applicable to determining the compensation for Mr. Sisto, the Company’s Chief Executive Officer. Mr. Sisto’s compensation plan includes the same elements and performance measures as those of the Company’s other senior executives. At least annually, the Compensation Committee evaluates Mr. Sisto’s performance in light of the established goals and objectives and, based on such evaluation, determines his annual compensation.

In the Last Fiscal Year, Mr. Sisto’s compensation was determined after consideration of the general factors noted above. The Compensation Committee determined to maintain Mr. Sisto’s base salary at $400,000 per annum. Mr. Sisto’s incentive-based compensation for the Last Fiscal Year was determined under the above-noted Executive Incentive Program, and, based on the Company’s accomplishment of certain performance levels under the Executive Incentive Program and the Compensation Committee’s assessment of Mr. Sisto’s individual performance, the Compensation Committee awarded Mr. Sisto a bonus of $193,984. In addition, on November 12, 2004, Mr. Sisto received an option to purchase 10,248 shares of Company common stock at $7.33 per share and, on September 9, 2005, received an option to purchase 145,000 shares of Company common stock at $7.20 per share. Both options were granted with exercise prices equal to the fair market value at the time of grant and vest in equal quarterly installments over four years.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its CEO and each of the Named Executive Officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. It is the Compensation Committee’s policy that the compensation paid to executive officers qualify for deductibility to the extent not inconsistent with the Company’s fundamental compensation policies and the Company does not have a history of lost deductions under Section 162(m).

MEMBERS OF THE COMPENSATION COMMITTEE

Taher Elgamal

Anthony P. Morris

Anthony Sun

David S. Dury

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Audit Committee”) consists of the directors whose signatures appear below. Each member of the Audit Committee is “independent” as defined in the NASD Rules and Rule 10A(3) of the Securities Exchange Act of 1934, as amended.

The Audit Committee oversees the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and the footnotes thereto in the Company’s fiscal year 2005 Annual Report to Stockholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to both the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm their independence from management and the Company.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee met with the internal accounting staff and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed the Company’s progress in compliance with Section 302 and 404 of the Sarbanes-Oxley Act of 2002, and approved the continued retention by the Company of a consulting services firm to assist the Company in documenting the Company’s internal controls for financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

Richard M. Noling

Anthony P. Morris

Taher Elgamal

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the Last Fiscal Year. The following table lists the aggregate fees billed for professional services rendered by Ernst & Young LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 30, 2005	September 30, 2004
Audit Fees	$2,812,415	$752,430
Audit-Related Fees	$—	$32,647
Tax Fees	$23,500	$96,339
All Other Fees	$10,016	$1,624

Audit Fees represent fees associated with the audit of the consolidated financial statements of the Company, the reviews of the unaudited consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q, the audit of internal controls over financial reporting, statutory audits of our subsidiaries required internationally, issuance of comfort letters, consents, review of documents filed with the SEC and miscellaneous accounting consultations in connection with or arising as a result of the audit and quarterly review of the financial statements. Audit-Related Fees represent fees incurred for consultation services relating to the Company’s compliance with Sarbanes-Oxley regulations. Tax Fees represent tax compliance and other tax advice. All Other Fees include fees for services relating to advices regarding employee taxes and related foreign assignments for certain expatriate employees and fees relating to accounting online subscription services.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent registered public accounting firm engaged to conduct the annual statutory audit of the Company’s consolidated financial statements. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the Last Fiscal Year as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence, and has determined that the activities performed by Ernst & Young on the Company’s behalf are compatible with maintaining the independence of Ernst & Young.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes of ownership of the Company’s Common Stock and other equity securities by certain specified due dates. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Acting pursuant to a power of attorney granted by each director (except Mr. Sun) and executive officer, the Company undertakes on behalf of such individuals to file all Section 16(a) reports required to be filed with the SEC. Based solely on its review of the copies of such reports (i) filed by the Company on behalf of such directors and officers and (ii) furnished to the Company by Mr. Sun and 10% beneficial owners during, and with respect to, its most recent fiscal year and written representations that no other reports were required, the Company believes that all of the Company’s directors, executive officers and 10% stockholders filed the required Section 16(a) reports on time, except for the following transactions that were reported late: (i) a Form 4/A was filed in June 2005 for George C. Huang reporting his exercise of 73,500 options in July 2002; (ii) a Form 5/A was filed for Mr. Huang in June 2005 reporting his total indirect acquisition of 34,135 shares from four option exercises by Mr. Huang’s wife, Margaret Huang, in October 1999 and January 2000, (iii) a late Form 5 was filed for Mr. Huang in June 2005 reporting his sale of 6 shares in June 2004 and 9 shares in July 2004; (iv) a late Form 4 was filed for Magda Madriz reporting the Company’s repurchase of 7,500 shares of restricted stock from Ms. Madriz in September 2005; (v) late Form 4s relating to stock option grants in November 2004 were filed for each of Michael J. Vanneman, Magda Madriz, Michael D. Goldgof, David L. Gibbs, W. Curtis Francis and Randall Bolten; and (vi) late Form 4s relating to stock option grants in September 2005 were filed for each of Albert Sisto, Michael J. Vanneman, Magda Madriz, Michael D. Goldgof, David L. Gibbs, W. Curtis Francis, Randall Bolten and Ramesh Kesanupalli.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Company’s Board of Directors during the Last Fiscal Year were Taher Elgamal, Anthony Morris, David Dury and Anthony Sun. No member of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served during the Last Fiscal Year on the board of directors or compensation committee of another entity that had one or more executive officers who served as a member of the Board of Directors or Compensation Committee of the Company.

During the Last Fiscal Year, Anneke Dury, the wife of Compensation Committee member David Dury, received $56,700 in compensation for consulting services rendered to the Company. Ms. Dury has provided and is expected to continue to provide consulting services to the Company during the fiscal year ending September 30, 2006.

Management Indebtedness, Certain Relationships and Related Transactions

Since the beginning of the Company’s Last Fiscal Year, the Company has not engaged and does not propose to engage in any transaction or series of similar transactions in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any nominee for director, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer, any nominee for director or any of their family members indebted to us or any of our subsidiaries, in any amount in excess of $60,000 at any time, other than the transactions with Anneke Dury, the wife of Board member David Dury, described above under “Compensation Committee Interlocks and Insider Participation.”

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 2000 to September 30, 2005 with the cumulative total return on the Standard and Poor’s 500, the Standard and Poor’s Application Software, and the Standard and Poor’s System Software market indices over the same period, assuming the investment of $100 in the Company’s Common Stock and in each of the indices on September 30, 2000 and the reinvestment of all dividends. In previous years this graph compared the Common Stock of the Company to the Standard and Poor’s 500 and the Standard and Poor’s Computer Software and Services market indices. Standard and Poor’s has ceased tracking the Computer Software and Services index and has instead created the two new indices now compared to the Common Stock of the Company. The Company intends to use both new indices for comparison purposes in the future.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PHOENIX TECHNOLOGIES LTD., THE S & P 500 INDEX,

THE S & P APPLICATION SOFTWARE INDEX

AND THE S & P SYSTEMS SOFTWARE INDEX

*	$100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company at its principal office in Milpitas, California, not later than September 29, 2006, for inclusion in the proxy statement for that meeting.

If a stockholder proposal for the 2007 Annual Meeting of Stockholders is submitted after the later of December 28, 2006 or the date that is fifty (50) days prior to the date of the 2007 Annual Meeting of Stockholders, the Company may, at its discretion, elect not to present the proposal at the meeting, and the proxies for the 2007 Annual Meeting of Stockholders will confer discretionary voting authority on the proxy holders to vote against the proposal.

Annual Report on Form 10-K

Upon written request to the Company’s Secretary at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035, the Company will mail, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, including the consolidated financial statements, financial statement schedules and list of exhibits. Exhibits will be provided upon request for a reasonable fee, which shall be limited to the reasonable expenses incurred by the Company in furnishing such exhibits.

By Order of the Board of Directors

/s/    Scott C. Taylor

Scott C. Taylor, Secretary

Milpitas, California

January 27, 2006

Appendix A

PHOENIX TECHNOLOGIES LTD.

2001 EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated November 1, 2005

Generally Effective December 1, 2005

1. ESTABLISHMENT OF PLAN.    Phoenix Technologies Ltd., a Delaware corporation (the “COMPANY”), proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2001 Employee Stock Purchase Plan (“PLAN”). For purposes of this Plan, “PARENT CORPORATION” and “SUBSIDIARY” (collectively, “SUBSIDIARIES”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “CODE”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 750,000 shares of the Company’s Common Stock are reserved for issuance under this Plan. Such total number of shares shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. PURPOSE.    The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the “BOARD”) as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3. ADMINISTRATION.    This Plan shall be administered by a committee appointed by the Board (the “COMMITTEE”) consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934 (the “EXCHANGE ACT”). As used in this Plan, references to the “Committee” shall mean either such committee or the Board if no committee has been established. Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. ELIGIBILITY.    Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are not employed by the Company or Subsidiaries before the beginning of such Offering Period;

(b) employees who are customarily employed for less than twenty (20) hours per week;

(c) employees who are customarily employed for less than five (5) months in a calendar year; and

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, the Board, in its sole discretion, also may provide that employees who are members of the executive staff of the Company and its Subsidiaries shall not be eligible to participate in an Offering Period (as hereinafter defined) under the Plan. For purposes of this Section 4 only, “executive staff” shall have the same meaning as the term “officer” under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. Moreover, the Board’s exclusion of executive staff employees during a prior Offering Period shall not prevent the Board from making such employees once again eligible for future Offering Periods under the Plan.

5. OFFERING DATES.

(a) The offering periods of this Plan (each, an “OFFERING PERIOD”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee,

(i) Offering Periods shall be concurrent and commence each June 1 and December 1 of each calendar year;

(ii) each Offering Period shall consist of four (4) six-month purchase periods (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan; and

(iii) an eligible employee shall participate in only one (1) Offering Period at a time.

The first business day of each Offering Period is referred to as the “OFFERING DATE”. The last business day of each Purchase Period is referred to as the “PURCHASE DATE”. The Board shall have the power to change the duration of Offering Periods and/or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period and/or Purchase Period to be affected.

(b) Notwithstanding anything to the contrary, in the event that the fair market value of a share of the Company’s Common Stock on any Purchase Date during an Offering Period is less than the fair market value of a share of the Company’s Common Stock on the Offering Date of such Offering Period, then following the purchase of the shares of the Company’s Common Stock on such Purchase Date,

(i) the Offering Period shall terminate; and

(ii) all participants in the just-terminated Offering Period shall automatically be enrolled in a new Offering Period that shall commence on the day following the Purchase Date on the same terms on which such participants were enrolled in the terminated Offering Period.

Such new Offering Period shall end on the business day immediately prior to the second anniversary of its Offering Date.

6. PARTICIPATION IN THIS PLAN.    Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company’s Stock Administration Department or any other department designated by the Stock Administration Department or an officer of the Company (“STOCK ADMINISTRATION”) not later than the last day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to Stock Administration by such filing date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Periods unless such employee enrolls in such Offering Periods under this Plan by filing a subscription agreement with Stock Administration not later than the last day of the month preceding a subsequent Offering Date. Subject to Section 5(b), once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior

Offering Period in which such employee participated unless the employee withdraws or is deemed to withdraw from an Offering Period under this Plan as set forth in Section 11 below or terminates further participation in the Plan. A participant is not required to file an additional subscription agreement in order to continue participation in Offering Periods under this Plan, unless such participant terminates further participation in this Plan.

7. GRANT OF OPTION ON ENROLLMENT.    Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing

(a) the amount accumulated in such employee’s payroll deduction account during such Purchase Period by

(b) the purchase price for such Purchase Period, as set forth in Section 8 below;

PROVIDED, HOWEVER, that the number of shares of the Company’s Common Stock purchased under any option granted pursuant to this Plan shall not exceed the limitations set forth in Section 10 of the Plan.

8. PURCHASE PRICE.    The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of

(a) the fair market value of a share of the Company’s Common Stock on the applicable Offering Date; or

(b) the fair market value of a share of the Company’s Common Stock on the applicable Purchase Date;

PROVIDED, HOWEVER, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock. For purposes of this Plan, the term “fair market value” on a given date shall mean the closing price of the Company’s Common Stock as reported on a stock exchange or on the NASDAQ National Market System on the applicable date (or the average closing price over the number of consecutive trading days preceding such date as the Board shall deem appropriate). If the Company’s Common Stock is not reported on such exchange or such system or if there is no public market for the Company’s Common Stock, the fair market value of the Company’s Common Stock shall be as determined by the Board in its sole discretion, exercised in good faith.

9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS—ISSUANCE OF SHARES.

(a) The consideration for the purchase price of the shares subject to an option under this Plan is accumulated by regular payroll deductions made during each Offering Period. The deductions are made either (i) as a specified dollar amount per pay period, but not less than $5.00 per pay period and not greater than an amount equal to ten percent (10%) of the participant’s Compensation as of the first day of such Offering Period or (ii) a percentage of the participant’s Compensation in one percent (1%) increments not less than one percent (1%) and not greater than ten percent (10%) or (iii) such lower limit set by the Committee. Notwithstanding the foregoing, effective as of the first Offering Period that commences on or after the Company’s regularly scheduled annual meeting of stockholders in the 2006 calendar year (the “2006 ANNUAL MEETING”), the ten percent (10%) limits described in this Section 9(a) shall be increased to twenty percent (20%), but only if such increase to twenty percent (20%) is approved by the Company’s stockholders in the 2006 Annual Meeting.

(b) As used herein, “COMPENSATION” shall mean all base salary, wages, commissions, and overtime, and draws against commissions; PROVIDED, HOWEVER, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(c) A participant may change the rate of payroll deductions during an Offering Period by filing with Stock Administration a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after Stock Administration’s receipt of the authorization (or such earlier payroll period after such receipt as the Company’s payroll department is able to accommodate) and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, excluding the fifteen (15) day period immediately preceding a Purchase Date (or such shorter period of time as determined by the Company and communicated to the participants); PROVIDED, HOWEVER, that a participant shall be limited to only one (1) increase and one (1) decrease (other than to zero percent (0%)) during any Purchase Period. In addition, a participant may decrease the rate of payroll deductions to zero percent (0%) once (and only once) during any Purchase Period. A change in the rate of payroll deductions to zero percent (0%) during any Purchase Period shall not be deemed a withdrawal from the Offering Period or the Plan. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with Stock Administration a new authorization for payroll deductions not later than the last day of the month before the beginning of such Offering Period.

(d) All payroll deductions are made on an after-tax basis and credited to each participant’s account under this Plan. All payroll deductions are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not withdrawn, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. No fractional shares shall be issued upon the exercise of an option on a Purchase Date. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering Period shall be refunded to such participant in cash, without interest. In the event that this Plan has been oversubscribed, then all funds not used to purchase shares on the final Purchase Date of an Offering Period shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of any stock brokerage or other firm with whom the Company has established an account for the participant for the automatic deposit of shares purchased under this Plan.

10. LIMITATIONS ON SHARES TO BE PURCHASED.

(a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

(b) Subject to Section 10(a) above, the maximum number of shares of Common Stock that a participant may purchase on any single Purchase Date shall not exceed two thousand (2,000) shares (the “MAXIMUM SHARE AMOUNT”); PROVIDED, that not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, revise the Maximum Share Amount. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum

Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above. The Maximum Share Amount shall be subject to adjustments effected in accordance with Section 14 of this Plan.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected thereby.

11. WITHDRAWAL.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to Stock Administration a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from an Offering Period under this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from an Offering Period under this Plan, he or she may not resume his or her participation in the same Offering Period from which he or she previously withdrew, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in an Offering Period under this Plan.

12. TERMINATION OF EMPLOYMENT.    Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in an Offering Period under this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; PROVIDED, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. RETURN OF PAYROLL DEDUCTIONS.    In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14. CAPITAL CHANGES.

(a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “RESERVES”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and PROVIDED FURTHER, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned shares, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned shares. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

(c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; PROVIDED, that the price per share of Common Stock shall not be reduced below its par value per share.

15. NONASSIGNABILITY.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. REPORTS.    Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION.    Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “NOTICE PERIOD”). The Company may require that, unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT.    Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES.    All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code (or any successor provision) and the related regulations. Any provision of this Plan which is inconsistent with Section 423 of the Code (or any successor provision) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423 of the Code. This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES.    All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL.    This Plan has been approved and adopted by the Board. Any changes to the Plan which materially increase the benefits hereunder will not be effective until approved by the stockholders of the Company, in any manner permitted by applicable corporate law (including Rule 16b-3 of the rules promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the date this Plan was adopted by the Board.

22. DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. APPLICABLE LAW.    The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25. AMENDMENT OR TERMINATION OF THIS PLAN.    The Board may at any time amend, terminate or the extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

Appendix B

PHOENIX TECHNOLOGIES LTD.

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company”) shall be to make recommendations to the Board relating to Company compensation and to carry out the compensation-related responsibilities set forth below or as otherwise delegated to the Committee by the Board.

Structure

The Committee shall be comprised of at least three members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board. The chairman of the Committee shall be designated by the Board. No member of the Committee will be an employee or a former officer of the Company. Each Committee member shall be: (i) a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “34 Act”); (ii) an “outside director” under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) an “independent director” under NASDAQ Rule 4200(a)(15) (except to the extent that a non-independent director may qualify for membership under NASDAQ Rule 4350(c)(3)(C)).

Procedure

If one or more members of the Committee is absent from a meeting of the Committee, a majority of the remaining members of the Committee (provided there are at least two such members) shall have the power to take any action necessary, proper or advisable in order to perform the Committee’s purpose. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee. The Committee may ask members of management of the Company or others to attend Committee meetings and provide pertinent information when needed. The Committee will meet at such times as it deems appropriate.

Responsibilities

The Committee shall have the following specific responsibilities (and the delegated authority to carry them out):

1.	Establish an annual compensation plan (covering base salaries, bonus opportunities and long-term/equity incentives) for the Chief Executive Officer and the other executive officers of the Company based on achievement of established corporate goals and objectives.

2.	Consistent with the established compensation plan, determine the Chief Executive Officer’s and other executive officers’ compensation based upon an annual evaluation of their performances.

3.	Establish, annually review and modify as necessary or advisable the terms and conditions of employment of the executive officers, including, without limitation, executive perquisites and change of control benefits.

4.	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement.

5.	Annually review all non-employee director compensation programs and policies and make recommendations to the Board with respect to any changes to the compensation of non-employee directors.

6.	Periodically review the Company’s long-term incentive/equity compensation strategy.

B-1

7.	Administer, interpret and determine all awards pursuant to all of the Company’s stock-based incentive compensation plans.

8.	Periodically advise the Board regarding regional and industry-wide compensation practices and trends and make recommendations to the Board regarding the adequacy and competitiveness of the Company’s compensation programs.

9.	Hire such outside compensation experts as may be necessary or proper to assist the Committee in the performance of its purpose and review the performance of such experts at least annually with input from management.

10.	Annually, together with the Board, review its own performance.

11.	Annually review and assess this charter and submit any proposed changes for the approval of the Board.

12.	Periodically update the Board about Committee activities and recommendations.

13.	Perform other functions as requested by the Board.

B-2

DETACH HERE	ZPHT82

PROXY

PHOENIX TECHNOLOGIES LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Scott C. Taylor, with power of substitution, as proxy to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on March 6, 2006 at the offices of the Company located at 915 Murphy Ranch Road, Milpitas, California, at 2:00 p.m., Pacific Standard Time, and at any and all adjournments of that meeting.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF MR. MORRIS AND FOR PROPOSALS 2 AND 3. IN HIS DISCRETION, THE PROXY IS ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THAT MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PHOENIX TECHNOLOGIES LTD.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZPHT81

☒	Please mark votes as in this example.

1.	To elect the following to the Board of Directors as Class 1 Director.

	(01) Anthony P. Morris		2.	To approve the amendment and restatement of the Company’s 2001 Employee Stock Purchase Plan.

	FOR	WITHHELD		FOR	AGAINST	ABSTAIN
	☐	☐		☐	☐	☐

			3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

				☐	☐	☐
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as name appears on stock certificates.
If the stock is registered in the names of two or more
persons, each should sign. Executors, administrators,
trustees, guardians, attorneys and corporate officers
should add their titles.

Signature:	Date:	Signature:	Date: